QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
HUSKER AG, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Husker Ag, LLC
54048 Highway 20
Plainview, Nebraska 68769

NOTICE OF 2003 ANNUAL MEETING OF MEMBERS
TO BE HELD ON
JUNE 23, 2003

To the Members of Husker Ag, LLC:

        Notice is hereby given that the 2003 Annual Meeting of Members (the "Annual Meeting") of Husker Ag, LLC (the "Company") will be held at Plainview High School, Tartan Gymnasium, 301 West Pilcher, Plainview, Nebraska, and will commence at 9:30 a.m., local time for the following purposes:

  1.
  To elect four (4) Class II Directors to serve until the 2006 Annual Meeting of Members and until their successors are elected.

  2.
  To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. If you have any questions regarding the information in the Proxy Statement or regarding completion of the enclosed Form of Proxy, please call the Company at (402) 582-4446.

        The Board of Directors is not aware of any other business to come before the Annual Meeting. Only members of record at the close of business on May 1, 2003 will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof.

        Attendance at the Annual Meeting is limited to members and their spouses and the Company requests that you please complete the enclosed self-addressed stamped Annual Meeting RSVP Card and return it to the Company as soon as possible.

        All members are cordially invited to attend the Annual Meeting in person. However, to assure the presence of a quorum, you are requested to promptly sign, date and return the enclosed form of proxy, which is solicited by the board of directors, by fax or in the enclosed, self-addressed stamped envelope whether or not you plan to attend the Annual Meeting. The proxy will not be used if you attend and vote at the Annual Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS,
/s/ GARY KUESTER Gary Kuester Chairman of the Board
Plainview, Nebraska June 2, 2003

EACH MEMBER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY EITHER BY FAX OR IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF A MEMBER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE MEMBERSHIP UNITS IN PERSON.

Husker Ag, LLC
510 West Locust Street
Plainview, Nebraska 68769

Proxy Statement
2003 Annual Meeting of Members
 June 23, 2003

SOLICITATION AND VOTING INFORMATION

        The enclosed proxy is solicited by the Board of Directors of Husker Ag, LLC (the "Company") for use at the Annual Meeting of Members of the Company to be held on June 23, 2003, and at any adjournment thereof. Such meeting is to be held at the Plainview High School, Tartan Gymnasium, 301 West Pilcher, Plainview, Nebraska, and will commence at 9:30 a.m. Such solicitation is being made by mail and the Company may also use its officers, directors and regular employees to solicit proxies from members either in person or by telephone, facsimile or letter without extra compensation.

Voting Rights and Outstanding Membership Units

        Holders of Membership Units of the Company (the "Membership Units") of record at the close of business on May 1, 2003 (the "Record Date") are entitled to vote at the Annual Meeting. As of that date, there were 15,318 Membership Units issued and outstanding. Each member entitled to vote will have one vote for each Membership Unit owned of record by such member as of the close of business on the Record Date on any matter which may properly come before the meeting. This Proxy Statement and the enclosed form of proxy are being mailed to members on or about June 2, 2003. The 2002 annual report of the Company to its members is being mailed to members with this Proxy Statement.

        ATTENDANCE AT THE ANNUAL MEETING IS LIMITED TO HOLDERS OF MEMBERSHIP UNITS AS OF THE RECORD DATE AND THEIR SPOUSES. THE COMPANY REQUESTS THAT YOU PLEASE COMPLETE THE ENCLOSED SELF-ADDRESSED STAMPED ANNUAL MEETING RSVP CARD AND RETURN IT TO THE COMPANY AS SOON AS POSSIBLE.

        The presence of a majority of the outstanding Membership Units of the Company entitled to vote, represented in person or by proxy, will constitute a quorum at the Annual Meeting.

        All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate votes cast for directors or withheld, affirmative and negative votes and abstentions. Abstentions on any of the proposals or votes withheld for all director nominees will be treated as present at the meeting for purposes of determining a quorum, but will not be counted as votes cast on the proposals presented to the members.

Proxy Voting

        Membership Units cannot be voted at the Annual Meeting unless the holder of record is present in person or by proxy. The enclosed form of proxy is a means by which a member may authorize the voting of his, her or its Membership Units at the Annual Meeting. The Membership Units represented by each properly executed proxy will be voted at the Annual Meeting in accordance with the member's directions. Members are urged to specify their choices by marking the appropriate boxes on the enclosed proxy. If no choice has been specified and the enclosed proxy is properly executed and returned, the Membership Units will be voted FOR the persons nominated by the Board for election as directors. If any other matters are properly presented to the Annual Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

        Execution of the enclosed proxy will not affect a member's right to attend the Annual Meeting and vote in person. Any member giving a proxy has the right to revoke it by voting at the meeting, by giving either personal or written notice of such revocation to Mr. Gary Kuester, Chairman of the Board and President of Husker Ag, LLC, at the Company's offices at 54048 Highway 20, P.O. Box 10, Plainview, Nebraska 68769, or to Corporate Secretary, Jack G. Frahm, at the commencement of the Annual Meeting.

        Abstentions on any of the proposals or votes withheld for all director nominees will be treated as present at the meeting for purposes of determining a quorum, but will not be counted as votes cast on the proposals presented to the members.

Attendance and Voting at the Annual Meeting

        If you own a Membership Unit of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted on a proxy. We encourage you to vote your Membership Unit in advance of the Annual Meeting date by returning the enclosed proxy, even if you plan on attending the Annual Meeting. You may change or revoke your proxy at the Annual Meeting as described above even if you have already voted.

Solicitation

        This solicitation is being made by the Company. The entire cost of such solicitation, which represents the amount normally expended for a solicitation relating to an uncontested election of directors, will be borne by the Company. Such cost will include the cost of supplying necessary additional copies of the solicitation material and the annual report to members, for beneficial owners of Membership Units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such recordholders for completing the mailing of such material and report to such beneficial owners.

        YOUR PROXY VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

        THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY and delegates discretionary authority with respect to any additional matters which may properly come before the Annual Meeting. Although the Board is not currently aware of any additional matter, if other matters do properly come before the Annual Meeting, proxies will vote thereon in accordance with their best judgment.

        If you have any questions regarding the information in the Proxy Statement or regarding completion of the enclosed form of proxy, please call the Company at (402) 582-4446.

June 2, 2003

PROPOSALS TO BE VOTED UPON

PROPOSAL 1: Election of Directors and Voting

        The first proposal for the 2003 Annual Meeting is the election of four Class II directors to hold office until the 2006 Annual Meeting of Members or until a successor is duly elected and qualified. The following current directors have been nominated: Mike Kinney, David A. Kolsrud and J. Alex Thramer. In addition, the Nominating Committee has nominated Stanley Gyberg. Detailed information on each nominee is provided in the Information About Current Directors and Nominees section.

        As indicated in the proxy, where no direction is given, the proxies solicited by the Board of Directors will be voted in favor of the election of the nominees listed in this Proxy Statement. If any such nominees shall withdraw or otherwise become unavailable, which is not expected, the proxies will be voted for a substitute nominee who will be designated by the Board of Directors. Members who neither submit a proxy nor attend the meeting, along with broker non-votes, will not be counted as either a vote for or against the election of a director.

        YOUR BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF ITS NOMINEES FOR CLASS II DIRECTORS.

Cumulative Voting Description

        Members have cumulative voting rights. Each Member entitled to vote has the right to vote, in person or by proxy, the number of membership units owned by him or her for as many persons as there are directors to be elected and for whose election he or she has a right to vote, or to cumulate his or her votes by giving one candidate as many votes as the number of such directors multiplied by the number of his or her Units, or by distributing such votes on the same principle among any number of candidates.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them equally for each nominee shown in this Proxy Statement, reserving the right, however, to cumulate their votes and distribute them among the nominees in their discretion. By marking the appropriate box on the form of proxy, a member may withhold authority to vote for all of the nominees listed below or, by inserting individual names in the blank space provided, may withhold the authority to vote for any one or more of such nominees. Neither Membership Units nor proxies may be voted for a greater number of persons than the number of nominees shown below.

        Votes withheld for all director nominees will be treated as present at the meeting for purposes of determining a quorum, but will not be counted as votes cast in the director election.

        The four nominees receiving the highest vote totals will be elected as directors of the Company at the Annual Meeting; provided a quorum is present.

INFORMATION ABOUT NOMINEES AND CURRENT DIRECTORS

        Four directors are to be elected at this Annual Meeting to hold office until the 2006 Annual Meeting of Members or until a successor is duly elected and qualified. The Articles of Organization, as amended, of the Company provide for classification of directors into three classes, with each class serving staggered three-year terms. The Company's Second Amended and Restated Agreement, as amended (the "Operating Agreement"), provides for thirteen directors, with four Class II directors to be elected in 2003, four Class III directors to be elected in 2004 and five Class I directors to be elected in 2005.

        All of the nominees have been directors since the formation of the Company with the exception of David A. Kolsrud who was appointed by the Board of Directors upon the resignation of Dean Sapp from the Board of Directors in 2002 and Stanley Gyberg, who was nominated for election as a Class II director by the Company's Nominating Committee.

        YOUR BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF ITS NOMINEES FOR CLASS II DIRECTORS.

        The following table contain certain information with respect to the persons currently serving as directors including those persons nominated for election at the 2003 Annual Meeting of Members:

Class II Nominees for the Board of Directors:

Name and Principal Occupation	Age	Year First Became Director	Term Expires
Stanley Gyberg(1) Farmer Luverne, Minnesota	59	—	—
Mike Kinney Vice President, Kinney, Inc. Elgin, Nebraska	45	2000	2003
David A. Kolsrud General Manager, CORN-er Stone Farmers Coop. Beaver Creek, Minnesota	54	2002	2003
J. Alex Thramer Self-employed, Thramer Irrigation Ewing, Nebraska	74	2000	2003

(1)
The Company's Nominating Committee nominated Mr. Gyberg for election as a Class II director at its meeting held April 29, 2003. Ryan Koinzan, a current Class II director, elected to not to seek re-election for his Class II director seat.

Biographical Information on Class II Nominees

        Stanley Gyberg is a self-employed farmer and has been actively engaged in farming for 37 years and currently operates an 800 acre farm with a corn and soybean rotation. In addition to farming, Mr. Gyberg has been involved in the cattle feeding industry. Mr. Gyberg currently serves as a member of the Board of Directors of CORN-er Stone Farmers Coop., and as an alternate to the Board of Governors of AGRI-Energy, LLC, a 12 million gallon a year ethanol plant in Luverne, Minnesota. He has served as an alternate on the AGRI-Energy Board since 2002. Since 1980, Mr. Gyberg has served as the Clerk of the Kanaranzi Township. Mr. Gyberg is also currently the Chairman of the Southwest Minnesota Farmers Co-op. Elevator, a full service grain, agronomy and feed cooperative with sales between 30-40 million per year. The Southwest Minnesota Farmers Co-op. Elevator is located in Luverne, Minnesota and has over 500 members. Mr. Gyberg has served as a member of the Board of the Southwest Minnesota Farmers Co-op. Elevator for 12 years and has served as the Chairman for the past 9 years. Mr. Gyberg has been married to his wife Irene for 38 years and they have 3 grown children

        Mike Kinney has been employed by Kinney, Inc., which is a family farm corporation located near Elgin, Nebraska since 1974. He is currently serving as Vice President of Kinney, Inc. Mr. Kinney is also a partner in Kinney Bros.

        David A. Kolsrud is the General manager and a member of the Board of Directors of CORN-er Stone Farmers Cooperative, which was formed in 1995 and served as Chairman until 2000. Mr. Kolsrud also continues to work as a self-employed farmer, an occupation he has had since 1973. He also serves as Chairman of the Valley Springs Farmers Cooperative, a farm supply co-op in Valley Springs, South Dakota. He has served on that Valley Springs Board for 15 years and has served as Chairman for the past 12 years. Mr. Kolsrud formerly served as the Chairman of the Minnesota Coalition for Ethanol. He also served on the Board of Governors of AGRI-Energy, LLC ( a 12 million gallon a year ethanol plant in Luverne, Minnesota). He has served on the AGRI-Energy Board since 1997 and served as its Vice President until 1999.

        J. Alex Thramer is self-employed in the irrigation sales and services industry by Thramer Irrigation located near Ewing, Nebraska which has been in operation for over 30 years.

Class I and Class III Directors:

Name and Principal Occupation	Age	Year First Became Director	Class	Term Expires
Gary Kuester Owner, Kuester Hay Stanton, Nebraska	57	2000	III	2004
Fredrick J. Knievel President and Co-owner, Knievel Farms, Inc. Clearwater, Nebraska	60	2000	III	2004
Cory A. Furstenau Farmer Tilden, Nebraska	25	2000	III	2004
Scott J. Carpenter Vice President, Carpenter Farms, Inc. Creighton, Nebraska	40	2000	III	2004
Jack G. Frahm Secretary and Treasurer, Frahm Farms, Inc. Plainview, Nebraska	53	2000	I	2005
O. Kelly Hodson President, West-Hodson Lumber Company Osmond, Nebraska	48	2000	I	2005
James Hall Vice President, CORN-er Stone Farmers Coop. Sioux Falls, South Dakota	57	2001	I	2005
O. Wayne Mitchell Vice President, Technology and Business Development, Fagen, Inc Willmar, Minnesota	47	2001	I	2005
Ronald A. Fick Self-employed, Harvest Farms Luverne, Minnesota	48	2002	I	2005
Ryan Koinzan(1) Student Neligh, Nebraska	22	2000	II	2003

(1)
Ryan Koinzan, a current Class II director, elected to not to seek re-election for his Class II director seat.

Biographical Information on Class I and III Directors

        Gary Kuester is the owner of Kuester Hay, a company that buys and sells alfalfa and grass hay located near Stanton, Nebraska. Kuester Hay has been in business for 21 years. Mr. Kuester has been involved in ethanol production for many years through a small ethanol production facility located on his family farm and has been licensed to produce ethanol since 1992. He is presently enlarging his farm facility to two million gallons annual production.

        Fredrick J. Knievel is the President and co-owner of Knievel Farms, Inc. which is a farming operation located near Clearwater, Nebraska and engaged in the production of corn, soybeans, hay and cattle.

        Cory A. Furstenau has been self-employed as a farmer since May 1998. Prior to May 1998, Mr. Furstenau attended Northeast Community College in Norfolk, Nebraska where he majored in Agribusiness/Farm Ranch Management. Mr. Furstenau and his parents are partners in a partnership which operates their family farm located near Tilden, Nebraska. They raise corn, soybeans and alfalfa. They also operate a cow calf operation.

        Scott J. Carpenter is employed by Carpenter Farms, Inc., which is a family farm corporation in existence since 1991 located near Creighton, Nebraska. He is currently Vice President of the corporation. Mr. Carpenter has been involved in farming for 20 years, including grain, cattle and swine production.

        Jack G. Frahm has been Secretary and Treasurer of Frahm Farms, Inc. since incorporation in 1976. Frahm Farms, Inc. is a crop farming and cattle feeding business that has used distillers grains for several years. Frahm Farms, Inc. is located in Plainview, Nebraska and has been a Pioneer Seed representative since 1976.

        O. Kelly Hodson has been President and manager of West-Hodson Lumber Company, Inc. since 1980, a retail building material sales and construction company located in Osmond, Nebraska. Mr. Hodson has been President of the Creighton, Nebraska branch of West-Hodson Lumber Company, Inc since 1999. He has also been a partner in West-Hodson Lumber Company, a partnership located in Crofton, Nebraska, since 1995.

        Ronald A. Fick is self-employed and has had a corn and soybean grain farming operation (Harvest Farms) since 1973. He is also co-owner of a gravel and rock extraction business. Mr. Fick's operations are located just to the southwest of Luverne, Minnesota.

        James Hall, of Sioux Falls, South Dakota, is currently the Vice President of CORN-er Stone Farmers Coop. Mr. Hall has been a farmer for thirty-eight years in Southeast South Dakota. Mr. Hall is also currently President of the Lincoln County Farm Bureau and the Lincoln County Soybean Association.

        O. Wayne Mitchell, of Wilmar, Minnesota, is currently the Vice President, Technology and Business Development for Fagen, Inc. and has worked for Fagen since June 2000. Prior to joining Fagen, he served as Process Team Leader from May 1998 to June 2000 for Reilly Industries, Inc., where he directed multidisciplinary teams engaged in chemical process research and development. From March 1998 to June 2000, Mr. Mitchell was President and owner of Solid Rock Consulting, LLC, a private company providing consulting services to the ethanol industry. Solid Rock Consulting is currently inactive. From May 1996 to May 1998, he worked as Plant Manager and Quality Assurance Manager for Micronutrients, LLC, an animal feed supplement manufacturer. From January 1993 to May 1996, he served as the Design Engineer for Broin and Associates, Inc., where he performed detailed process design and start-up of dry grind ethanol plants. From August 1991 to January 1993, he served as senior environmental project engineer for Heritage Environmental Services, Inc. where he was involved in environmental consulting and project management at major oil refineries. Prior to that, Mr. Mitchell served as an area manager for Ethyl Corporation. Mr. Mitchell also serves on the Board of Directors of Golden Triangle Energy, LLC, an ethanol plant in Craig, Nebraska, Badger State Ethanol, LLC, an ethanol plant in Monroe, Wisconsin, Big River Resources, LLC, an ethanol plant in West Burlington, Iowa and KAAPA Ethanol, LLC, an ethanol plant in Minden, Nebraska. He also serves on the Board of Governors of AGRI-Energy, LLC, a 12 million gallon a year ethanol plant in Luverne, Minnesota.

        Ryan W. Koinzan is currently a student at the University of Nebraska-Lincoln and he has recently completed an internship with Cargill in Argentina. Mr. Koinzan was Nebraska State Star Farmer in Ag Production in 1999. He owns his own calf herd which is located near Neligh, Nebraska and is experienced in all phases of agriculture production.

        Husker Ag's original Board of Directors consisted of nine (9) members; however, on December 19, 2001, the Company amended its operating agreement to expand the Board of Directors to include four additional director seats for a total of thirteen (13) members on the Board of Directors. On December 19, 2001, the Board appointed James Hall to fill one of the two Class I vacancies, Dean Sapp to fill the Class II vacancy and Lee Sapp to fill the Class III vacancy. Mr. Hall is Vice President of CORN-er Stone Farmers Coop, which purchased 1,500 membership units in the Company's public offering. On January 8, 2002, the Board appointed O. Wayne Mitchell to fill the remaining Class I vacancy. Mr. Mitchell is the Vice President of Technology and Business Development for Fagen, Inc., which is the Company's design-build contractor, and which purchased 1,000 membership units in the Company's public offering. The above referenced members requested representation on the Company's Board of Directors in light of their significant investments in the Company. The designation of class of director was done pursuant to a random drawing among the new Board members.

        In connection with a transfer of membership units representing a 19.98% ownership interest in the Company to The Better Energy Company, LLC, Dean Sapp (Class III) Lee Sapp (Class II) and William Sapp (Class I) all resigned from the Company's Board of Directors and all committee positions effective as of October 23, 2002.

        On October 29, 2002, the Board appointed Scott J. Carpenter to fill the Class III vacancy, David A. Kolsrud to fill the Class II vacancy and Ronald A. Fick to fill the Class I vacancy. In connection with the transfer of membership units described above, Better Energy requested representation on the Company's Board of Directors in light of its significant ownership interest in the Company. David A. Kolsrud and Ronald A. Fick are members of Better Energy. Scott J. Carpenter is not affiliated with Better Energy.

Board of Directors' Meetings

        The Board of Directors generally meets once or twice each month. The Board of Directors held 26 regularly scheduled meetings during the fiscal year ended December 31, 2002. Each director, except for Scott J. Carpenter (71%), James Hall (73%), Ryan Koinzan (69%), William Sapp (50%), Lee Sapp (60%) and J. Alex Thramer (65%), attended at least 75% of the meetings of the Board of Directors and the committees of which he was a member during the fiscal year ended December 31, 2002.

Audit Committee Meetings

        The Audit Committee reviews the services provided by the Company's independent auditors, consults with the independent auditors and reviews the need for internal auditing procedures and the adequacy of internal controls. O. Kelly Hodson, who serves as the chairman of the committee, Cory A. Furstenau, Scott Carpenter and David A. Kolsrud (who replaced Dean Sapp upon his resignation) comprise the Company's Audit Committee. The Company believes that the members of the Audit Committee are independent within the meaning of the listing standards of the National Association of Securities Dealers, the operators of The NASDAQ Stock Market. On January 22, 2002, the Board of

Directors adopted an Audit Committee Charter. The Audit Committee held 2 regularly scheduled meetings during the fiscal year ended December 31, 2002.

Audit Committee Report

        The following report was delivered to the Board of Directors of the Company by the Audit Committee on March 18, 2003. The following report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

        The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The committee reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2002. The committee has discussed with BKD, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The committee has received and reviewed the written disclosures and the letter from BKD, LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors' independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002. The committee has also considered whether the provision of services by BKD, LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company's Forms 10-Q is compatible with maintaining BKD, LLP's independence.

        The aggregate fees billed by the principal independent public accountants (BKD, LLP) to the Company for the fiscal year ended December 31, 2002 are as follows:

Annual Audit and Quarterly Reviews	$36,536.00	(1)
All Other Fees(2)	$14,817.00	(3)

TOTAL FEES	$51,353.00

(1)
$3,113 of this amount represents reimbursement of expenses associated with the annual audit and quarterly reviews.

(2)
includes tax compliance and consulting assistance.

(3)
$1,272 of this amount represents reimbursement of expenses associated with the tax compliance and consulting assistance.

Audit Committee

O. Kelly Hodson
Cory A. Furstenau
Scott Carpenter
David A. Kolsrud

Other Committees

        In May 2002, the Company established a Compensation/Benefits Committee consisting of O. Kelly Hodson, O. Wayne Mitchell, Cory Furstenau and David A. Kolsrud. Allen Sievertsen and Linda Demerath serve as advisory members of the compensation/benefits committee. The Compensation/Benefits Committee held approximately 4 regularly scheduled meetings during the fiscal year ended December 31, 2002.

        Pursuant to a resolution adopted at the Company's Board of Directors' meeting held March 5, 2002, the Board of Directors established a standing Nominating Committee to be elected from its members. The Nominating Committee consists of Gary Kuester, James Hall, Fredrick Knievel and O. Wayne Mitchell. The principal duty of the Nominating Committee is to recommend to the Board prior to the annual members' meetings nominees for election to the Board of Directors for whom the Company will solicit proxies. Also, in the event of a vacancy, the Nominating Committee shall recommend to the Board a nominee to fill such vacancy.

        The Nominating Committee actively solicited recommendations from the Company's members for nominees for the 2003 Annual Meeting. At the Board of Directors' meeting held April 29, 2003, the Nominating Committee provided the Board with recommendations with respect to the directors to be elected at this 2003 Annual Meeting. Although the Company has established formal procedures with respect to making nominations with respect to the election of directors, as described below, there are not any formal procedures for the purpose of making recommendations to the Nominating Committee.

        The Nominating Committee held 1 regularly scheduled meeting during the fiscal year ended December 31, 2002.

        In accordance with Section 6.1(d) of the Operating Agreement, nominations for election to the Board to be considered at the 2004 Annual Meeting must be submitted in writing to the Chairman of the Board or Corporate Secretary at the Company's principal office, 54048 Highway 20, Plainview, Nebraska 68769 no earlier than October 1, 2003 and no later than March 31, 2004.

MANAGEMENT

        The Company's day to day affairs are managed by Allen H. Sievertsen, General Manager, its executive officers who are appointed for a one year term, and its Board of Directors. Executive officers of the Company, and other significant employees of the Company, are listed below:

Name and Age	Current Position and Business History
Gary Kuester (57)	Chairman of the Board and President since March 24, 2003(1) and from inception to June 24, 2002.
Scott Carpenter (40)	Vice Chairman of the Board and Vice President since March 24, 2003(2)
Jack G. Frahm (53)	Secretary of the Company since inception.
Fredrick Knievel (61)	Treasurer of the Company since inception.
Allen H. Sievertsen (54)	General Manager since August 10, 2001.

(1)
Gary Kuester was elected Chairman of the Board and President on March 24, 2003 when O. Kelly Hodson resigned. Mr. Hodson served as Chairman of the Board and President from June 24, 2002 through March 24, 2003. Prior to Mr. Hodson, Gary Kuester served as Chairman of the Board and President since inception of the Company.

(2)
Scott Carpenter was elected Vice Chairman of the Board and Vice President on March 24, 2003 when Gary Kuester was elected Chairman and President. Prior to Mr. Carpenter, Gary Kuester served as Vice Chairman of the Board and Vice President since June 24, 2002. Prior to Mr. Kuester, J. Alex Thramer served as Vice Chairman of the Board and Vice President since inception of the Company.

        On August 10, 2001, the Company entered in a contract labor agreement with Allen H. Sievertsen who serves as the Company's construction and general manager for $7,500 per month plus reimbursement of expenses. Mr. Sievertsen's duties include handling prospective employee and investor meetings, personnel management, financial management, and construction supervision. On March 1, 2002, the Company converted Mr. Sievertsen's position to a salaried position on substantially the same terms as set forth in the contract labor agreement; and in connection with such conversion, mutually agreed to terminate the contract labor agreement.

COMPENSATION OF OFFICERS

        The following table sets forth all compensation paid or payable by the Company during the past fiscal year to the President and Vice President of the Company and the Company's General Manager:

SUMMARY COMPENSATION TABLE

Annual Compensation
Name and Principal Position	Year	Salary		All Other Compensation
Gary Kuester(1), Chairman of the Board and President	2002 2001	$ $	0 0	$ $	2,500 100	(3) (3)
Scott Carpenter(2), Vice Chairman of the Board and Vice President	2002 2001	$ $	0 0	$ $	1,100 100	(3) (3)
Allen H. Sievertsen, General Manager	2002 2001	$ $	90,000 32,062	$ $	2,585 1,800	(4) (4)

(1)
Gary Kuester was elected Chairman of the Board and President on March 24, 2003 when O. Kelly Hodson resigned. Mr. Hodson served as Chairman of the Board and President from June 24, 2002 through March 24, 2003 and during such period, Mr. Hodson did not receive any salary or compensation for his services other than directors' and committee meeting fees. Prior to Mr. Hodson, Gary Kuester served as Chairman of the Board and President since inception of the Company and Mr. Kuester did not receive any salary or other compensation for his services other than directors' and committee meeting fees.

(2)
Scott Carpenter was elected Vice Chairman of the Board and Vice President on March 24, 2003 when Gary Kuester was elected Chairman and President. Prior to Mr. Carpenter, Gary Kuester served as Vice Chairman of the Board and Vice President since June 24, 2002 and Mr. Kuester did not receive any salary or other compensation for his services other than directors' and committee meeting fees. Prior to Mr. Kuester, J. Alex Thramer served as Vice Chairman of the Board and Vice President since inception of the Company and Mr. Thramer did not receive any salary or other compensation for his services other than directors' and committee meeting fees.

(3)
Represents directors' and committee meeting fees received for Board of Directors and committee meetings in accordance with the Company's policy regarding the payment of directors' fees.

(4)
Represents reimbursement of expenses.

        Gary Kuester is currently serving as the Company's President and Scott J. Carpenter is currently serving as its Vice President and neither has received any compensation from the Company other than directors fees. Neither Mr. Kuester nor Mr. Carpenter is under any written contract to provide services to the Company. The Company reimburses its officers for expenses incurred relating to services rendered on its behalf. The current officers of the Company will continue to serve without remuneration. The Company may hire a business manager to assist in the organizational business matters and the Company intends to recruit and hire permanent employees who will be compensated on a regular basis pursuant to agreed upon salaries. The Company expects to offer typical health and other employee benefits.

        As of December 19, 2001, the Company adopted a policy pursuant to which the Company pays each director $100 per meeting as compensation for services and $.35/mile for mileage reimbursement. Based on one meeting per month, the estimated directors fees to be paid over the next 12 months would be $15,600 plus mileage reimbursement. The Company also pays each director $50 per committee meeting.

        The Company does not have any compensatory security option plan for its executive officers and directors. None of the directors or officers of the Company have any options, warrants or other similar rights to purchase securities of the Company.

OWNERSHIP OF VOTING SECURITIES
BY DIRECTORS AND NOMINEES AND OFFICERS

        The following table sets forth the Membership Unit ownership for each of the directors and nominees for director as of May 1, 2003:

Name and Address of Beneficial Owner	Units Beneficially Owned		Percentage of Class
Current Directors and Management
Gary Kuester 56723 835 Road Stanton, NE 68779	2		*
Scott J. Carpenter 1306 Chase Ave. Creighton, NE 68729	25		*
Jack G. Frahm RR 3, Box 53 Plainview, NE 68769	90	(1)	*
Fredrick J. Knievel RR 1, Box 196 Clearwater, NE 68726	65	(2)	*
Cory A. Furstenau RR 2, Box 131 Tilden, NE 68781	24		*
Mike Kinney Rt.2, Box 131 Elgin, NE 68636	120	(3)	*
J. Alex Thramer Box 278 Ewing, NE 68735	50	(4)	*
O. Kelly Hodson 807 Hill Street P.O. Box 40 Osmond, NE 68765	120	(5)	*
Current Directors and Management
James Hall 26941 480th Ave. Sioux Falls, SD 57108	1,610	(6)	10.51%
David A. Kolsrud RR 1 Box 58 Beaver Creek, MN 56116	560	(7)	3.66%

Ronald A. Fick RR 2 Box 92 Luverne, MN 56156	100	(8)	*
Ryan W. Koinzan 411 "K" Street Neligh, NE 68756	15		*
O. Wayne Mitchell 2001 Country Club Drive NE Willmar, MN 56201	0		0
Allen H. Sievertsen P.O. Box 603 Plainview, NE 68769	6	(9)	*
Class II Nominee
Stanley A. Gyberg RR 2 Box 188 Luverne, MN 56156	66	(10)	*

*
Ownership represents less than a 1% percentage interest.

(1)
Includes 30 Membership Units held by Frahm Farms, Inc. for which Mr. Frahm has shared voting and dispositive power.

(2)
Includes 25 Membership Units held by him and his wife as joint tenants with respect to which Mr. Knievel may be regarded as having shared voting and dispositive power and also includes 10 Membership Units held by Mr. Knievel in a partnership with his brother with respect to which Mr. Knievel has shared voting and dispositive power.

(3)
Includes 10 Membership Units held by him and his wife as joint tenants with respect to which Mr. Kinney may be regarded as having shared voting and dispositive power and also includes 100 Membership Units held by Kinney, Inc. for which Mr. Kinney has shared voting and dispositive power.

(4)
Includes 25 Membership Units held by him and his wife as joint tenants with respect to which Mr. Thramer may be regarded as having shared voting and dispositive power.

(5)
Includes 5 Membership Units held by Mr. Hodson with his son as joint tenants with respect to which Mr. Hodson may be regarded as having shared voting and dispositive power and also includes 35 Membership Units held by SENO Partnership f/b/o the Orville Kelly Hodson IRA. Does not include 35 Membership Units held by SENO Partnership f/b/o the Luella T. Hodson IRA, Mr. Hodson's wife for which Mr. Hodson disclaims beneficial ownership.

(6)
This amount includes 1,500 membership units owned by CORN-er Stone Farmers Cooperative of which Mr. Hall is Vice President and owns 2.06% with respect to which Mr. Hall may be regarded as having shared voting and dispositive power. This amount does not include any part of the 3,060 membership units owned by The Better Energy Company, LLC of which Mr. Hall owns 16.67% and Mr. Hall expressly disclaims beneficial ownership of such membership units.

(7)
This amount includes 460 membership units held by Wallnut Street Investors Partnership of which Mr. Kolsrud is a partner and may be regarded as having shared voting and dispositive power. This amount does not include any part of the 3,060 membership units owned by The Better Energy Company, LLC of which Mr. Kolsrud owns 7.81% and Mr. Kolsrud expressly disclaims beneficial ownership of such membership units.

(8)
This amount does not include any part of the 3,060 membership units owned by The Better Energy Company, LLC of which Mr. Fick owns 16.67% and Mr. Fick expressly disclaims beneficial ownership of such membership units.

(9)
Includes 6 Membership Units held by him and his wife as joint tenants with respect to which Mr. Sievertsen may be regarded as having shared voting and dispositive power.

(10)
This amount does not include any part of the 3,060 membership units owned by The Better Energy Company, LLC of which Mr. Gyberg owns 5.62% and Mr. Gyberg expressly disclaims beneficial ownership of such membership units.

        The following table sets forth certain information as to the Membership Units beneficially owned by all officers and directors of the Company as a group as of May 1, 2003:

Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class
Membership Units	2,787	(1)	18.19%

(1)
Includes 2,171 Membership Units with respect to which members of the group may be regarded as having shared voting power and/or shared investment power.

CERTAIN TRANSACTIONS

        Conflicts of interest may arise in the future as a result of the relationships between and among its members, officers, directors and their affiliates, although its officers and directors have fiduciary duties to the Company. The Company does not have a committee of independent directors or members or an otherwise disinterested body to consider transactions or arrangements that result from conflicts of interest. The Company's Operating Agreement permits the Company to enter into agreements with directors, officers, members and their affiliates, provided that any such transactions are on terms no more favorable to the directors, officers, members (or their affiliates) than generally afforded to non-affiliated parties in a similar transaction.

        Except for the Marketing Agreement with Jack G. Frahm, a director and Secretary of the Company, and the Company's design-build contract with Fagen, Inc., who is a member of Husker Ag, as of March 26, 2003, the Company had not entered into any such agreements with any of its directors, officers, members or their affiliates.

        On November 12, 2002, Husker Ag entered into a Marketing Agreement with Jack G. Frahm ("Frahm") pursuant to which Frahm sells and markets the Company's distiller grains and syrup. Under the terms of the Marketing Agreement, the Company will pay Frahm a commission based on the total gross sales contracted for by Frahm and collected by the Company with the commission rate established at 1.25% of total collections during the month. The Marketing Agreement expires on March 31, 2004; however, the Marketing Agreement automatically renews for one year periods on the same terms and conditions unless either party notifies the other party of its intent not to renew the agreement. Either party may terminate the Marketing Agreement upon sixty days written notice to the other party. Frahm is Secretary of the Company and a member of its Board of Directors. The Board of Directors therefore reviewed and approved the Marketing Agreement in accordance with the Company's Affiliated Transactions Policy. As a result of the affiliation between Frahm and the Company, the Marketing Agreement requires that all contracts written by Frahm under such agreement must state that they are subject to final approval by the Company's General Manager.

        On November 30, 2001, Husker Ag executed its Design-Build Contract with Fagen, Inc., Granite Falls, Minnesota ("Fagen"). Under the Design-Build Contract, Fagen is acting as the Company's design-builder and constructing a 20 million gallon per year ethanol plant for a contract price of $26.9 million, subject to adjustments made in accordance with the general conditions of the contract. The Company is responsible for construction of the administration building at the ethanol plant site; office, maintenance and power equipment required at the plant; and construction of an on-site rail spur. The Company also entered into a limited license to use the technology and information in the design and construction of the ethanol plant with ICM, Inc., a Kansas corporation.

        On March 4, 2003, the production process for the ethanol plant commenced and the plant commenced grinding corn. After the production process commences, there is a ramp-up production period until the plant begins producing ethanol at 100% of its capacity. The Design Build Contract requires a seven (7) day testing period to confirm that the plant was consistently producing at capacity. After discussions with Fagen, Inc. regarding whether the plant successfully completed the seven-day test and whether the plant has attained "substantial completion" as defined under the Design Build Contract, Husker Ag and Fagen have tentatively agreed upon a "substantial completion" date of March 131/2, 2003. Under the terms of the Design-Build Agreement and the contract change order dated August 7, 2002, Fagen, Inc. is entitled to an early completion bonus of $8,000 per day, for every day that substantial completion has been attained in advance of April 26, 2003, and Husker Ag is entitled to liquidated damages of $8,000 per day, for each day that substantial completion extends beyond June 12, 2003. Based on this tentative agreement, Fagen would be entitled to an early completion bonus of $356,000.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. During fiscal year 2002, based solely upon forms reviewed by the Company and on written representations from certain reporting persons regarding filings required to be made by such persons, we believe that all persons made all filings required under Section 16(a) with respect to the Membership Units with the exception that James Hall filed a Form 5 on May 7, 2003 which included the late reporting an increase in Mr. Hall's indirect ownership of Membership Units as a result of a purchase of 3,060 Membership Units by The Better Energy Company, LLC of which Mr. Hall is a member. Mr. Hall exercises no investment power over such shares and is not involved in the management of The Better Energy Company and expressly disclaims beneficial ownership of such shares.

PRINCIPAL HOLDERS OF VOTING SECURITIES

        The following table sets forth the names and certain information with respect to each person who, as of May 1, 2003, was known by the Company to be the beneficial or record owner of more than five percent (5%) of the Company's Membership Units:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Membership Units	Better Energy Company, LLC 109 South Main Sioux Falls, South Dakota 57105	3,060	19.98%
Membership Units	Fagen, Inc. 501 West Highway 212 P.O. Box 159 Granite Falls, Minnesota 56241	1,000	6.53%
Membership Units	CORN-er Stone Farmers Coop. 502 S. Walnut P.O. Box 871 Luverne, Minnesota 56156	1,500	9.79%

NOMINATIONS TO THE BOARD OF DIRECTORS

        In response to a request from the Company for nominees for directors to be elected at the 2003 Annual Meeting, the Company received the nominations of the following individuals to the Company's Board of Directors and each of the following nominees has consented to serve as director if elected. The following descriptions are based on information provided by the nominee

        Robert E. Brummels, 52, is a lifelong resident of Cedar County, Nebraska and he and his wife currently operate a farm northeast of Coleridge, Nebraska where they raise corn, soybeans and alfalfa and own a cow-calf herd. Prior to farming, Mr. Brummels was in the dairy business from 1974 through 1986 and in the hog business from 1987 through 1988. In 1973 he graduated from the University of Nebraska at Lincoln College of Agriculture with a Bachelor of Science degree in animal science.

        Mike Korth, 46, is a self-employed farmer and has been farming in Cedar County for 28 years where he raises corn, soybeans and alfalfa and feeds between 500-700 head of cattle each year. Mr. Korth is currently a member of Representative Tom Osborne's Advisory Committee. He has served as a board member on the Nebraska Soybean Board for six years and has been a member of the Nebraska Soybean Association for 15 years. Mr. Korth has been a member of the Nebraska Farm Bureau for 5 years and currently serves as a board member. He has been a member of the Tri County Corn Growers for 15 years and is currently serving as the Cedar County board director. Mr. Korth is also a member of the Nebraska Corn Growers, where is previously served as a state board member and field service chairman, the Nebraska Cattlemen Association, where he previously served as a county director, the Cedar County ASCS, the Organization for Competitive Markets, the Randolph Economic Development, where he previously served as President, and the Randolph Area Foundation where he previously served as a board member.

        Michael Kumm is a self-employed farmer raising corn, soybeans, beef cattle and hogs in Wausa, Nebraska. Prior to becoming a farmer, Mr. Kumm served in the United States Marine Corp from 1993 through 1997 and attained the rank of sergeant. He is also a member of the Thabor Lutheran of Wausa Church Council and serves on the Board of the Columbia Township.

        Dean Stueckrath has been farming northwest of Osmond, Nebraska since 1986 where he raises corn, soybeans and alfalfa and also operates a cow-calf operation. Mr. Stueckrath served on the Board of Directors of the Battle Creek Cooperative for 10 years. He is also currently a member of the Tri-County Corn Growers and the Nebraska Soybean Association. Mr. Stueckrath served approximately four years in the United States Air Force and he is currently a member of the Legion Post 326 in Osmond, Nebraska.

ANNUAL REPORT AND FINANCIAL STATEMENTS

        The Company's annual report for the fiscal year ended December 31, 2002, including financial statements, accompanies the mailing of this Proxy Statement, but it is not deemed a part of the proxy soliciting material.

        The Company will provide without charge to each member solicited a copy of its Annual Report to the Securities and Exchange Commission on Form 10-KSB, including the financial statements and the schedules thereto, for the fiscal year ended December 31, 2002. A written request for such report should be directed to Gary Kuester, Chairman of the Board and President, Husker Ag, LLC, 510 West Locust Street, P.O. Box 10, Plainview, Nebraska 68769. Such request must set forth a good faith representation that the requesting party was a holder of record or a beneficial owner of Membership Units in the Company on May 1, 2003. Exhibits to the 10-KSB will be mailed upon similar request and payment of specified fees. The 2002 Form 10-KSB is also available through the SEC's world wide web site (www.sec.gov).

AUDIT MATTERS

        A representative of the firm of BKD, LLP is expected to be present at the Annual Meeting of Members. Such representative will have the opportunity to make a statement if he or she desires to do so and are expected to be available to respond to appropriate questions from members.

        Effective January 8, 2002, the Company dismissed Grant Thornton LLP ("Grant Thornton") as its independent accountants. The Company's Board of Directors recommended and approved the change in independent accountants. Grant Thornton audited the Company's financial statements for the period from inception (February 24, 2000) to December 31, 2000. Grant Thornton's report for the period ended December 31, 2000 did not contain any adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

        Since inception, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreement in connection with its report. Husker Ag filed a current report on Form 8-K on January 15, 2002 reporting the change in its independent accountants and provided Grant Thornton with a copy of the disclosure it made in Item 4 of the January 15, 2002 Form 8-K. Grant Thornton furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agreed with the statements made by the Company in Item 4 of the January 15, 2002 Form 8-K. The Company filed a copy of Grant Thornton's letter as Exhibit 16.1 the January 15, 2002 Form 8-K.

        On July 23, 2002, the Company selected BKD, LLP as its independent accountants to audit its financial statements for the fiscal year ending December 31, 2003.

MEMBERS' PROPOSALS

        Any member proposal intended to be considered for inclusion in the Proxy Statement for presentation at the 2004 Annual Meeting of Members must be received by the Company no later than

December 15, 2003. The proposal must be in accordance with the provisions of 14a-8 promulgated by the SEC under the Exchange Act. It is suggested that the proposal be submitted by certified mail—return receipt requested. Members who intend to present a proposal at the 2004 Annual Meeting of members without including such proposal in the Company's Proxy Statement must provide the Company notice of such proposal no later than February 28, 2004. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

        The Board of Directors knows of no other matter to be acted upon at the meeting. However, if any other matter is lawfully brought before the meeting, the Membership Units covered by the proxy in the accompanying form will be voted on such matter in accordance with the best judgment of the persons acting under such proxy.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ GARY KUESTER Gary Kuester, Chairman of the Board
June 2, 2003

TO BE CERTAIN THAT YOUR MEMBERSHIP UNITS WILL BE REPRESENTED AT THE 2003 ANNUAL MEETING OF MEMBERS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY BY FAX (402) 582-3888 OR IN THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

Husker Ag, LLC
54048 Highway 20
Plainview, Nebraska 68769

REVOCABLE PROXY
for
2003 ANNUAL MEETING OF MEMBERS
JUNE 23, 2003

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HUSKER AG, LLC.    The undersigned acknowledges receipt of the Notice of Annual Meeting of Members and the accompanying Proxy Statement, each dated June 2, 2003, and any adjournments thereof, and appoints Scott J. Carpenter, Fredrick Knievel and Gary Kuester with full power of substitution, as the proxies of the undersigned to represent the undersigned and to vote all membership units of Husker Ag, LLC which the undersigned would be entitled to vote if personally present at the Annual Meeting and any adjournments.

        This Proxy is revocable and the undersigned may revoke it at any time prior to the beginning of the Annual Meeting by giving by giving either personal or written notice of such revocation to Mr. Gary Kuester, Chairman of the Board and President of Husker Ag, LLC, at the Company's offices at 54048 Highway 20, P.O. Box 10, Plainview, Nebraska 68769, or to the person designated as the Corporate Secretary, Jack G. Frahm, at the commencement of the Annual Meeting.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH NOMINEE.

        NOTE: The proxies reserve the right to cumulate the votes cast by proxy in the director election and distribute them among the director nominees in their discretion. The proxies of the undersigned may vote according to their discretion on any other matter that may properly be brought before the Annual Meeting or any adjournment thereof.

        You may elect to fax this proxy to Husker Ag, LLC. A faxed copy of your signature is legally sufficient to count your vote by proxy. If you fax it back, there is no need to mail the original.

PLEASE VOTE, DATE, SIGN AND RETURN THIS PROXY BEFORE JUNE 16, 2003 TO
HUSKER AG, LLC

BY FAXING THE PROXY TO (402) 582-3888
or
MAILING THE PROXY IN THE
ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE

	Dated this	day of	, 2003

REVOCABLE PROXY for 2003 ANNUAL MEETING OF MEMBERS JUNE 23, 2003	Signature
Please sign exactly as name appears on you membership certificate. When signing as attorney, personal representative, trustee, or guardian, please give full title. All joint owners and trustees must sign. If the signer is a corporation or other entity, please sign in full the corporation or other entity name, by duly authorized officer/representative.	Printed Name Signature if held jointly/Signature of Co-Trustees Printed Name Signature if held jointly/Signature of Co-Trustees Printed Name

☒ Please mark vote as in this example.
PROPOSAL 1: Election of Directors
☐	FOR all of the Class II nominees listed below (except as indicated) to serve a three year term
	Stanley Gyberg David A. Kolsrud	Mike Kinney J. Alex Thramer
☐	WITHHOLD AUTHORITY to vote for ALL nominees listed above
☐	WITHHOLD AUTHORITY to vote for the individual nominees listed above

YOUR BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH CLASS II NOMINATED DIRECTOR.

QuickLinks

PROPOSALS TO BE VOTED UPON
INFORMATION ABOUT NOMINEES AND CURRENT DIRECTORS
MANAGEMENT
COMPENSATION OF OFFICERS
OWNERSHIP OF VOTING SECURITIES BY DIRECTORS AND NOMINEES AND OFFICERS
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PRINCIPAL HOLDERS OF VOTING SECURITIES
NOMINATIONS TO THE BOARD OF DIRECTORS
ANNUAL REPORT AND FINANCIAL STATEMENTS
AUDIT MATTERS
MEMBERS' PROPOSALS
OTHER MATTERS
REVOCABLE PROXY for 2003 ANNUAL MEETING OF MEMBERS JUNE 23, 2003